GUARANTY
This GUARANTY (“Guaranty”) is executed as of July 19, 2022, by STRATUS PROPERTIES INC., a Delaware corporation (“Guarantor”), for the benefit of COMERICA BANK (“Lender”).
RECITALS:
A.Contemporaneously herewith, Lender has made a Loan in the aggregate principal amount of $56,800,000.00 (the “Loan”) to The Saint George Apartments, L.P., a Texas limited partnership ("Borrower") pursuant to the terms of that certain Construction Loan Agreement executed by and between Borrower and Lender dated of even date with this Guaranty (the “Loan Agreement”), in order to provide funds to Borrower to finance the cost of development and construction of a 317 unit multifamily residential development and related amenities and improvements more particularly described in the Loan Agreement (the "Improvements") upon certain real property (the "Land") located in Travis County, Texas (the Land and Improvements are herein sometimes collectively referred to as the "Project").
B.The Loan is evidenced in part by that certain Amended and Restated Installment Note dated of even date herewith payable to the order of the Lender in the original principal amount of $56,800,000.00 (together with all renewals, modifications, increases and extensions thereof, the “Note”), and is secured by the liens and security interests of that certain Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower in favor of Brian P. Foley, Trustee, for the benefit of Lender, as modified, amended, or supplemented from time to time (said deed of trust, the “Deed of Trust”). The term “Loan Documents” for purposes hereof shall mean the Loan Agreement, the Deed of Trust, the Note, and all other documents evidencing and/or securing the Loan, including without limitation, all other documents described in the Loan Agreement as Loan Documents.
C.Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligations (as herein defined).
D.Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.
E.Any capitalized terms not otherwise defined herein shall have the meaning ascribed to said term in the Loan Agreement.
NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement and to make the Loan to Borrower as described therein, and to extend such additional credit as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

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ARTICLE I
NATURE AND SCOPE OF GUARANTY
1.1.Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the “Guaranteed Obligations” (as herein defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. As used herein, the term “Guaranteed Obligations” means the following Payment Obligations (as hereinafter defined), Performance Obligations (as hereinafter defined) and Carveout Obligations (as hereinafter defined), together with Guarantor's indemnification of and agreement to hold Lender harmless from any and all losses, costs, liabilities or expenses incurred in connection with the construction of the Project and any Carveout Obligations, including but not limited to any losses, costs, liabilities or expenses of delay.
(a)“Payment Obligations” means, collectively, the following:
(1)all principal, interest, attorneys’ fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender at any time created or arising in connection with the Loan, or any amendment thereto or substitution therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Lender arising under the Note or under the Loan Documents;
(2)all liabilities of Borrower for future advances, extensions of credit, sales on account or other value at any time given or made by Lender to Borrower arising under the Loan Documents whether or not the advances, credit or value are given pursuant to commitment;
(3)any and all other indebtedness, liabilities, obligations and duties of every kind and character of Borrower to Lender arising under the Loan Documents, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;
(4)any and all post-petition interest and expenses (including attorney’s fees) whether or not allowed under any bankruptcy, insolvency, or other similar law;
(5)payment of and performance of any and all present or future obligations of Borrower according to the terms of any present or future interest or hedge agreement, currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Borrower and Lender (or any one or more affiliates of Lender) (any of the foregoing herein called a “Hedging Agreement”); and

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(6)all costs, expenses and fees, including but not limited to court costs and attorneys’ fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in items (1) through (5) of this Section.
Notwithstanding the foregoing, but subject to Section 1.1(c) below, Guarantor's liability for payment of the outstanding principal of the Note (the “Principal Amount”) will be limited to twenty-five percent (25%) of the Principal Amount outstanding from time to time, but Guarantor shall remain liable for 100% of all accrued, unpaid interest under the Note and the other Payment Obligations set forth above.
Further, and notwithstanding the foregoing, but subject to Section 1.1(c) below and the exceptions set forth in the paragraph immediately preceding Section 1.2, at such time as (i) Completion has occurred, (ii) Lender receives evidence reasonably satisfactory to Lender that the Project has achieved a Debt Service Coverage Ratio of at least 1.20:1.0, (iii) Lender has received a new Appraisal or an updated Appraisal of the Mortgaged Property, at Borrower’s expense, which Appraisal confirms that the fair market value of the Mortgaged Property on an “as is” basis is such that the Loan-to-Value Ratio does not exceed sixty-five percent (65%) and (iv) provided that (x) no event, claim, liability or circumstance shall have occurred which, in the Lender’s determination, could be expected to have or have had a Material Adverse Effect and (y) no Event of Default is then existing, then (A) Guarantor's liability for payment of the Principal Amount shall be reduced to $0 and (B) Guarantor shall no longer have liability for payment of the Performance Obligations.
As used herein, the term “Completion” means that (i) the Improvements have been completed in a good and workmanlike manner in substantial accordance with the Plans and Specifications (as such Plans and Specifications may be amended in accordance with the terms and conditions of the Loan Agreement), applicable Governmental Requirements and the terms of the Loan Agreement, (ii) all bills and invoices incurred in connection with the construction of the Improvements have been paid in full, and final lien releases and waivers for all costs incurred in connection with the construction of the Improvements have been provided, (iii) final and unconditional certificates of occupancy (or its equivalent as acceptable to Lender) have been issued for all of the Improvements; provided, however, if the Mortgaged Property is located in a jurisdiction that does not issue certificates of occupancy, final written fire marshal approval and final inspection of the Mortgaged Property by the applicable Governmental Authority of the Improvements shall be deemed acceptable, (iv) a certificate of substantial completion from Borrower and the Design Professional has been issued with respect to the construction of the Improvements, (v) the Affidavit of Completion has been recorded, and (vi) Lender has received a final down date endorsement to the Title Insurance, removing the pending disbursements clause and the mechanic’s lien exception, without any exceptions for mechanic’s or materialmen’s liens.
Upon foreclosure by Lender under the Deed of Trust or Lender’s acceptance of a deed in lieu of foreclosure, or the sale of the Mortgaged Property (as defined in the Deed of Trust) pursuant to a receivership, bankruptcy or other debtor relief action (collectively,

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a “Transfer Event”) and application of the proceeds of such Transfer Event to the outstanding principal balance of the Note, Guarantor’s liability for payment of the Principal Amount shall be the lesser of (i) that portion of the Principal Amount for which Guarantor was liable under this Guaranty immediately prior to the Transfer Event or (ii) the unpaid principal balance of the Note after completion of the Transfer Event and application of the proceeds to the outstanding principal balance of the Note, it being the intention of Lender that the application of proceeds of any Transfer Event shall be in such a manner as not to extinguish or reduce Guarantor's liability until all of the Principal Amount for which Guarantor is not liable has been paid in full.
Notwithstanding anything to the contrary contained herein, the definition of “Guaranteed Obligations” and the Payment Obligations guaranteed by Guarantor under this Guaranty shall not include any Excluded Swap Obligation (as hereinafter defined). “Excluded Swap Obligation” shall mean any obligation of Borrower to Lender with respect to a “swap,” as defined in Section 1a(47) of the Commodity Exchange Act (“CEA”), if and to the extent that the Guarantor’s guaranteeing of such swap obligation, or the Guarantor’s granting of a security interest or lien to secure such swap obligation, is or becomes illegal under the CEA, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in Section 1a(18) of the CEA and the regulations thereunder, at the time such guarantee or such security interest grant becomes effective with respect to such swap obligation. If any such swap obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall apply only to those swap obligations that are attributable to swaps in respect of which the undersigned’s guaranteeing of, or the Guarantor’s granting of a security interest or lien to secure, such swaps is or becomes illegal.
(b)“Performance Obligations” means the following: If for any reason whatsoever, Borrower (i) fails or neglects to construct and complete the Improvements in accordance with the Plans and Specifications and within the Budget (subject to any increases in the Budget funded by additional equity contributed by Borrower or Guarantor), within the time specified therefor in the Loan Agreement, including, but not limited to paying for all permits, certificates, tap fees, and other costs of compliance with Governmental Requirements and in compliance with all governmental or quasi-governmental agencies and the costs of all bonding, insurance, and other expenses related to such construction, (ii) fails to prosecute with diligence and continuity the construction of the Improvements in accordance with the Loan Agreement, (iii) fails to pay all bills and obtain all lien waivers and releases in connection with such construction as required by the Loan Agreement, (iv) fails to comply with the requirements under the Loan Agreement as to any Borrower’s Deposit required under the Loan Agreement, (v) commits or permits to exist an Event of Default under the Loan Agreement or any one or more of the Loan Documents, or (vi) is unable to satisfy any condition precedent to obtaining an Advance of the Loan proceeds under the Loan Agreement, then Lender, in addition to Lender’s other rights, remedies and recourses whether existing hereunder, under the Loan Documents, or otherwise, may proceed under this paragraph. In any such event, within five (5) days from the date Lender notifies Guarantor of Borrower’s failure

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to satisfy any condition enumerated in the first sentence of this paragraph, Guarantor agrees, at Guarantor’s sole cost and expense, to diligently pursue the completion of construction of the Improvements within the time and in the manner specified in the Loan Agreement and shall include, but not be limited to, the obligation to (x) pay for all permits, certificates, tap fees and other costs of compliance with Governmental Requirements and in compliance with all governmental or quasi-governmental agencies and the costs of all bonding, insurance, and other expenses related to such construction; (y) pay all bills and obtain all lien waivers and releases in connection with such construction as is required by the Loan Agreement; and (z) to deposit such sums with Lender as may be required for any Borrower’s Deposit required under the Loan Agreement.
(c)“Carveout Obligations” means any losses, damages, costs, expenses, liabilities, and any other obligations suffered or incurred by Lender (including attorneys’ fees and expenses), in connection with or resulting from any of the following: (a) any rents, issues or profits of the Mortgaged Property which are collected by or on behalf of the Borrower after the occurrence and during the continuance of an Event of Default and which are not applied to the actual operating expenses of the Mortgaged Property or any payments due to Lender under the Loan Documents, (b) failure by the Borrower to pay any of the Impositions (as defined in the Deed of Trust) attributable to the period of time that the Borrower owns the Mortgaged Property, (c) any intentional or grossly negligent waste on the Mortgaged Property committed by Borrower, Guarantor or any of their respective affiliates; (d) any willful misconduct by Borrower, Guarantor or any of their respective affiliates in violation of the Loan Documents (including interference with the exercise of remedies by Lender during the continuance of an Event of Default; provided, however, that the good faith assertion of rights or defenses not otherwise waived in the Loan Documents by any such Person during the continuance of an Event of Default shall not constitute willful misconduct), (e) insurance and/or condemnation proceeds which are received by or on behalf of the Borrower and which are not delivered to the Lender or otherwise applied as required under the terms of the Loan Documents, (f) failure to keep the Mortgaged Property insured as required by the Loan Documents, (g) the commission of any criminal act, fraud or misrepresentation by, or for the benefit of, Borrower or Guarantor in connection with the Loan, (h) any fees or commissions paid by Borrower to any affiliate in violation of the terms of the Loan Documents, (i) the failure to pay charges for labor or materials or other charges that can create liens on any portion of the Mortgaged Property to the extent such liens are not bonded over or discharged in accordance with the Loan Documents so that such liens are not encumbrances to the title of the Mortgaged Property, (j) upon foreclosure of the lien of the Loan Documents, the failure of the Borrower or its successor to deliver or surrender to the purchaser of the Mortgaged Property, at or immediately following such foreclosure, any of the Mortgaged Property or any other real and personal property covered by any of the Loan Documents, (k) any amount owed pursuant to the Environmental Indemnity Agreement, (l) any breach by Borrower under or early termination of any Hedge Agreement entered into between Borrower and Lender (or any affiliate of Lender), if any, (m) all attorneys’ fees, legal expenses and other costs incurred by Lender in enforcing the Loan Documents or this Guaranty, and (n) failure to pay to Lender all unearned advance rentals, security deposits or similar monetary deposits that have been paid by tenants of the Mortgaged

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Property to the extent that such funds have not been refunded to such tenants, it being intended hereby that the Guarantor shall be personally liable and obligated to the full extent of each and all of the amounts described in the subsections of this paragraph and that the Lender shall not be limited in any way in enforcing such personal liability and obligation of the Guarantor.
Notwithstanding any reduction or limitation on liability for the Principal Amount stated in this Guaranty, Guarantor shall be liable for payment in full of the Indebtedness, Obligations, Payment Obligations (in full without any reduction or limitation set forth therein) and Carveout Obligations if there shall be an Event of Default under (i) Section 7.1(e)(i) of the Loan Agreement due to Borrower making an assignment for the benefit of creditors but not due to Borrower’s admission of Borrower’s inability to pay or Borrower failure to pay debts generally as the debts become due, (ii) Section 7.1(e)(iii) of the Loan Agreement if a Loan Party (or its affiliates) acquiesces in or fails to contest diligently the appointment of a receiver, (iii) Sections 7.1(e)(iv), 7.1(e)(vi)(a) or 7.1(h) of the Loan Agreement, or (iv) Section 7.1(m) of the Loan Agreement as if Guarantor, Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively or any part thereof, were “Borrower” under Sections 7.1(e)(i), 7.1(e)(iii), 7.1(e)(iv) and 7.1(e)(vi)(a) of the Loan Agreement (subject to the same limitations as are applicable to Borrower under clauses (i) – (iii) above) (provided, further, for the avoidance of doubt, Guarantor shall not have liability for the repayment of the Principal Amount under this Section with respect to (x) an involuntary bankruptcy or other similar proceeding against Borrower, Guarantor, any Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively or any part thereof, under any Debtor Relief Laws unless Borrower or Guarantor, or any affiliate of Borrower or Guarantor, acquiesces or consents to or colludes with any creditors in the filing of such involuntary petition or other proceeding against such party under applicable Debtor Relief Laws, or (y) an involuntary appointment of a receiver against Borrower, Guarantor, any Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively or any part thereof, unless Borrower or Guarantor, or any affiliate of Borrower or Guarantor, acquiesces or consents to or colludes with any creditors in the filing for the appointment of a receiver), or (z) the insolvency of Borrower, Guarantor or any other Loan Party (except to the extent one of the events in clauses (i) - (iv) of this paragraph occurs).
1.2.Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor to Lender with respect to indebtedness or obligations of Borrower thereafter incurred (or other Guaranteed Obligations thereafter arising) under the Note or otherwise. This Guaranty may be enforced by Lender and

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any subsequent holder of the Guaranteed Obligations and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Obligations.
1.3.Lender’s Additional Rights and Remedies. If Guarantor shall fail to perform Guarantor’s Obligations, Lender shall have the following rights and remedies in addition to any other rights and remedies hereunder or under the Loan Documents:
(a)If such failure of Guarantor occurs after any trustee’s sale or foreclosure and/or sale of the property or collateral covered by the Loan Documents, Lender shall have an immediate right to obtain from Guarantor damages in an amount which is equal to the sum necessary to complete construction of the Improvements as such sum may be established by construction contracts, appraisals, or other competent evidence and including any additional costs incurred due to any delay in construction caused by Borrower or Guarantor or any need to correct work improperly or incompletely performed, without any necessity of completing or beginning actual construction of the Improvements, less the sum equal to the undisbursed balance of the Loan less interest accruing with respect to the Loan and any expenses incurred by Lender in connection with any trustee’s sale or foreclosure and/or sale of all or any of the property or collateral covered by the Loan Documents, and Lender shall have an immediate right to obtain judgment against Guarantor in such amount and Lender may also exercise all remedies available under the laws of the State of Texas for action on a matured contractual indebtedness.
(b)Regardless of whether such failure of Guarantor occurs before or after any trustee’s sale or foreclosure and/or sale of the property or collateral covered by the Loan Documents, Lender, at Lender’s sole option, shall have the right, but shall have no obligation, to complete construction of the Improvements in the manner specified in the Loan Agreement by or through any agent, contractor or subcontractor of its selection and to recover from Guarantor as damages the amount of any and all expenditures made by Lender in connection with such completion and including any additional costs incurred due to any delay in construction caused by Borrower or Guarantor or any need to correct work improperly or incompletely performed.
1.4.Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Without limiting the foregoing or the Guarantor’s liability hereunder, to the extent that Lender advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantor is absolutely liable to make such payments of the Guaranteed Obligations to (and confer such benefits on) Lender, on a timely basis.
1.5.Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise,

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Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
1.6.No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Guaranteed Obligations, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.7.Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or Advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Project, (v) the occurrence of any breach by Borrower or Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed. The parties intend that Guarantor shall not be considered a “debtor” as defined in Tex. Bus. & Com. Code Ann. § 9.105, as amended (and any successor statute thereto).
1.8.Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment of the Guaranteed Obligations.
1.9.Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge

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from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
1.10.Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Loan is paid in full.
1.11.Additional Waivers. Guarantor hereby waives marshaling of assets and liabilities, rights of offset, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, acceleration, presentment, demand for payment, protest, notice of non payment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and demands, collection suit or the taking of any other action by Lender. Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas, including, without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Chapter 34 of the Texas Business and Commerce Code and Section 17.001, Texas Civil Practice and Remedies Code. Further, Guarantor expressly waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code, to the extent the same pertain or may pertain to any enforcement of this Guaranty.
1.12.Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.
ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s Obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
2.1Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, Note, Loan Documents, or other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

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2.2Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower.
2.3Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
2.4Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violates applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
2.5Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.
2.6Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
2.7Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

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2.8Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
2.9Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
2.10Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
2.11Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.
2.12Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
2.13Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

GUARANTY – Page 11

3.1Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
3.2Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
3.3No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.
3.4Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.
3.5Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
3.6Financial Information. All of the financial information provided by Guarantor to Lender is true and correct in all material respects.
3.7Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation

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or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.
4.2Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
4.3Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
4.4Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
ARTICLE V
NEGATIVE COVENANTS
Guarantor will not, so long as any of the Guaranteed Obligations remain outstanding, do any of the following without Lender’s prior written approval in Lender’s sole discretion:

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5.1Capital Structure, Business Objects or Purpose. Purchase, acquire or redeem any of its equity ownership interests, or enter into any reorganization or recapitalization or reclassify its equity ownership interests, or make any material change in its capital structure or general business objects or purpose. Notwithstanding the foregoing, Guarantor may repurchase up to $1,000,000.00 of its outstanding common stock, as permitted under the Stratus Loan Agreement (hereinafter defined).
5.2Mergers or Dispositions. Change its name, enter into any merger or consolidation, whether or not the surviving entity thereunder, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions), except as expressly permitted under this Guaranty or the Loan Documents, or under the line of credit and other credit facilities from Lender to Stratus Properties Inc., a Delaware corporation, Stratus Properties Operating Co., L.P., a Delaware limited partnership, Circle C Land, L.P., a Texas limited partnership, Austin 290 Properties, Inc., a Texas corporation, The Villas at Amarra Drive, L.L.C., a Texas limited liability company, and Stratus Lakeway Center, L.L.C., a Texas limited liability company, (collectively, the “Stratus Borrowers”) in the aggregate principal amount of $60,000,000 (as modified from time to time, the “Stratus Loan”), which Stratus Loan is evidenced in part by that certain Loan Agreement dated June 29, 2018 by and among Lender and the Stratus Borrowers (as heretofore amended or as hereafter may be amended from to time, the “Stratus Loan Agreement”);
5.3Guaranties. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except:
(a)guaranties in favor of and satisfactory to Lender;
(b)endorsements for deposit or collection in the ordinary course of business;
(c)guaranties of carve-outs of non-recourse liabilities in connection with permanent financing of projects owned by Subsidiaries (as defined in the Stratus Loan Agreement) of Guarantor (collectively, the "Guaranties of Non-Recourse Carve-Out Liabilities");
(d)Guaranty Agreement dated August 5, 2016 for a loan in the original principal amount of $9,945,272.00 for the benefit of Southside Bank;
(e)Guaranty of Master Leases Agreement dated February 17, 2017 guarantying certain master lease obligations for the benefit of FHF I Oaks at Lakeway, LLC;
(f)Guaranty Agreement dated April 28, 2017 for a loan in the original principal amount of $26,310,482 for the benefit of Southside Bank; and
(g)Guaranty dated March 18, 2019 for a loan in the original principal amount of $5,000,000.00 for the benefit of Texas Capital Bank; and
(h)Guaranty dated June 2, 2021 for a loan in the original principal amount of $30,320,000.00 for the benefit of Texas Capital Bank;

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(i)Guaranty of Recourse Obligations dated June 17, 2021 for the benefit of Regions Bank for a loan in the original principal amount of $24,500,000.00; and
(j)Continuing Guaranty dated as of August 12, 2021 for the benefit of Veritex Community Bank for a loan in the original principal amount of $14,840,000.00.
5.4Debt. Become or remain obligated for any debt, except:
(a)Indebtedness from time to time outstanding and owing to Lender;
(b)Unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business and other unsecured debt of Guarantor on a consolidated basis at any one time not to exceed $500,000.00;
(c)the Guaranties of Non-Recourse Carve-Out Liabilities and any guaranties for the benefit of Lender with regard to other loans to Subsidiaries of Guarantor, contingent liabilities of Stratus Borrowers, incurred on or after the date of the Stratus Loan, on a consolidated basis at any one time not to exceed $20,000,000.00;
(d)Guaranty Agreement dated August 5, 2016 for a loan in the original principal amount of $9,945,272.00 for the benefit of Southside Bank;
(e)Guaranty of Master Leases Agreement dated February 17, 2017 guarantying certain master lease obligations for the benefit of FHF I Oaks at Lakeway, LLC;
(f)Guaranty Agreement dated April 28, 2017 for a loan in the original principal amount of $26,310,482 for the benefit of Southside Bank;
(g)Guaranty Agreement dated September 1, 2017 for a loan in the original principal amount of $36,759,000.00 for the benefit of Southside Bank;
(h)Guaranty dated March 18, 2019 for a loan in the original principal amount of $5,000,000.00 for the benefit of Texas Capital Bank;
(i)Guaranty dated June 2, 2021 for a loan in the original principal amount of $30,320,000.00 for the benefit of Texas Capital Bank;
(j)Guaranty of Recourse Obligations dated June 17, 2021 for the benefit of Regions Bank for a loan in the original principal amount of $24,500,000.00;
(k)Continuing Guaranty dated as of August 12, 2021 for the benefit of Veritex Community Bank for a loan in the original principal amount of $14,840,000.00;
(l)Debt of a related party but only to the extent of the lesser of seventy-five percent (75%) of the appraised value of the real estate project owned by such related party or eighty percent (80%) of the total costs associated with the real estate project owned by such related party;

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(m)Debt subordinated to the prior payment in full of the Guaranteed Obligations upon terms and conditions approved in writing by Lender;
(n)Debt outstanding as of the date hereof that is shown on the financial statements previously delivered to Lender; and
(o)Debt to or from an affiliate of Guarantor.
5.5Encumbrances. Create, incur, assume or suffer to exist any Lien (as defined in the Stratus Loan Agreement) upon, or create, suffer or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances (as defined in the Stratus Loan Agreement) and any other Lien expressly approved by Lender in writing.
5.6Acquisitions. Except as expressly permitted under the Stratus Loan Agreement, purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.
5.7No Further Negative Pledges. Enter into or become subject to any agreement (other than this Guaranty or pursuant to the Stratus Loan) (a) prohibiting the guaranteeing by Guarantor or any of its Subsidiaries of any obligations, (b) prohibiting the creation or assumption of any Lien upon the properties or assets of Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.
5.8No Transfers to Related Parties. Except as expressly permitted by the documents evidencing and/or securing the Stratus Loan, transfer or permit any transfer of any assets of Guarantor to any corporation, partnership, limited liability company or any other legal entity in which Guarantor owns or holds, directly or indirectly, any legal or beneficial ownership interest, for non-project related purposes.
5.9Change in Management. Permit any change in the management of Guarantor, unless such change in management is the result of a replacement for normal attrition, retirement, death or incapacity and within a reasonable period following such change, Guarantor has provided for the replacement of such manager to Lender’s reasonable satisfaction; provided, further, Guarantor shall promptly notify Lender in writing of the occurrence of any change in the management of Guarantor.
5.10Other Stratus Loan Negative Covenants. Violate any of the other negative covenants of Guarantor set forth in Section 5 of the Stratus Loan Agreement.
ARTICLE VI
COVENANTS
So long as any of the Guaranteed Obligations remain outstanding, Guarantor shall comply with the following:

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6.1Financial Covenants. Maintain compliance with the following financial covenants on a consolidated basis:
(a)Maintain a Net Asset Value at all times of not less than $125,000,000.00.
(b)Maintain a Debt-to-Gross Asset Value at all times of not more than 50%.
(c)Maintain unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business and other unsecured debt of Guarantor on a consolidated basis at any one time not to exceed $500,000.00.
(d)As used in this Section 6.1, the following capitalized terms shall have the meanings ascribed thereto:
(1)“Net Asset Value” means with respect to a Person, the (i) Gross Asset Value of such Person minus (ii) the book value of such Person’s tangible liabilities determined according to GAAP, except (y) proforma adjustments shall be made to reflect any assets with estimated market values representing more than 10% of the latest Net Asset Value disposed of prior to the date of the certification, and (z) tangible liabilities shall exclude any tangible liabilities representing more than 10% of the latest Net Asset Value paid or otherwise extinguished prior to the date of the certification.
(2)“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.
(3)“Debt” shall mean, as of any applicable date of determination thereof, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term “Debt” shall include, without limitation, the Indebtedness.
(4)“Gross Asset Value” shall mean the estimated market value of assets of a Person and shall be calculated in accordance with standards set forth in the “Cautionary Statement and Regulation G Disclosure” section of Stratus’s Investor Presentation dated April 16, 2018 (attached to the Stratus Loan Agreement as Exhibit G) except that asset values shall reflect current annual appraised (such appraisals to be conducted in accordance with Uniform Standards of Professional Appraisal Practice) or estimated market value (as verified by Lender in Lender’s reasonable discretion) as of year-end.
(5)“Debt-to-Gross Asset Value” shall mean, with respect to any Person, and as of any applicable date of determination thereof, (a) the total outstanding principal amount of notes payable of such Person (calculated as shown in the most recent version of Stratus’s Investor Presentation (the most

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recent version of which was dated April 16, 2018 and was previously provided to Lender) or if such calculation is not available, a calculation acceptable to Lender), divided by (b) the Gross Asset Value of such Person.
The covenants in this Section 6.1 shall be (i) computed on a consolidated basis, (ii) tested at the end of each calendar year, (iii) and certified to in the Compliance Certificate attached hereto as Schedule I, required to be delivered to Lender pursuant to Section 6.2(h) below.
6.2Financial Statements. Deliver the following financial statements to Lender:
(a)As soon as available, and in any event within ninety (90) days after and as of the end of each calendar year of Guarantor, audited consolidated financial statements of Guarantor, including a balance sheet, income statement, statement of profit and loss, statement of changes in shareholders equity, statement of cash flows and contingent obligations, for and as of such calendar year then ending, with comparative numbers for the preceding calendar year, in each case, prepared by Guarantor, and completed in such detail as Lender shall require, and certified by the chief financial officer or other appropriate authorized representative of Guarantor as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation. Such audited financial statements shall be prepared in accordance with generally accepted accounting principles (“GAAP”) and audited by independent certified public accountants of recognized standing selected by Guarantor and approved by Lender and shall contain unqualified opinions as to the fairness of the statements therein contained.
(b)Intentionally omitted.
(c)As soon as available, and in any event within forty-five (45) days after and as of the end of each calendar quarter, except for the fourth calendar quarter, consolidated financial statements of Guarantor, on a consolidated basis, for and as of such reporting period, including a balance sheet, statement of operations, statement of equity and statement of cash flows and disclosure of contingent obligations for and as of such reporting period then ending and for and as of that portion of the calendar year then ending, with comparative numbers for the same period of the preceding calendar year. Such unaudited financial statements shall be prepared in accordance with GAAP and certified by the chief financial officer of guarantor as to accuracy and completeness.
(d)Intentionally omitted.
(e)As soon as available, and in any event within forty-five (45) days after and as of the end of each calendar quarter, a statement of the status of “Credit Banks” and “Credit Bank Value”, and “Material Litigation” (as each such capitalized term is defined in the Stratus Loan Agreement), as of such reporting period then ending certified by the chief financial officer of Guarantor as to accuracy and completeness.
(f)Promptly upon receipt thereof, copies of all management letters and other substantive reports submitted to Guarantor by independent certified public accountants in connection with any annual audit of any such party.

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(g)Within thirty (30) days after filing the same, a copy of Guarantor’s annual federal income tax return.
(h)Simultaneously with the financial statements to be delivered to Lender pursuant to subsection (a) above, a Compliance Certificate attached hereto as Schedule I dated as of the end of such year.
(i)Promptly, and in form and detail reasonably satisfactory to Lender, such other information as Lender may reasonably request from time to time.
ARTICLE VII
MISCELLANEOUS
7.1Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
7.2Notices. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:
Lender:        Comerica Bank
300 W. Sixth Street, Suite 1950
MC 6571
Austin, Texas 78701
Attention: Commercial Real Estate, Elaine Houston

With a copy to:    Holland & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201-2533

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Attention: Matthew H. Swerdlow

Guarantor:        Stratus Properties, Inc.
212 Lavaca Boulevard
Suite 300
Austin, Texas 78701
Attn.: William H. Armstrong, III
With a copy to:    Armbrust & Brown, PLLC
100 Congress Avenue
Suite 1300
Austin, Texas 78701
Attention: Kenneth Jones, Esq.
7.3CHOICE OF LAW AND VENUE. SECTION 9.12 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE AS IF THE PROVISION WERE SET FORTH HEREIN IN ITS ENTIRETY.
7.4Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
7.5Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
7.6Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.
7.7Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
7.8Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
7.9Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making

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proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.
7.10Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
7.11WAIVER OF JURY TRIAL. SECTION 9.13 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE AS IF THE PROVISION WERE SET FORTH HEREIN IN ITS ENTIRETY.
7.12ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
7.13Release of Guaranty. Upon full and final payment of the indebtedness evidenced by the Note, performance of all Obligations under the Loan Agreement and satisfaction of all the Guaranteed Obligations described in this Guaranty, this Guaranty shall be released and of no further force and effect.
The remainder of this page is blank. The signature page follows.

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EXECUTED as of the day and year first above written.
GUARANTOR:

STRATUS PROPERTIES INC.,
a Delaware corporation

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

STATE OF TEXAS        §
                §
COUNTY OF TRAVIS    §
This instrument was ACKNOWLEDGED before me this 13th day of July, 2022, by Erin D. Pickens, Senior Vice President of STRATUS PROPERTIES INC., a Delaware corporation, on behalf of said corporation, who is personally known to me or produced _________________ as evidence of identification.

[S E A L] /s/ Leticia L. Silva
Notary Public ‑ State of Texas
My Commission Expires:             Leticia L. Silva
02-21-2023         Name of Notary Public

[Signature Page to Guaranty]

LIST OF SCHEDULES
TO
Guaranty

The following list of schedules is provided pursuant to Item 601(a)(5) of Regulation S-K. This schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the schedule to the Securities and Exchange Commission upon request.

Schedule I – Form of Compliance Certificate
GUARANTY – Schedule I